Exhibit 99.1
Clearwire Corporation Announces Partial Exercise of Over-Allotment Option and Completion of Offering by Clearwire Communications LLC of $79.25 million Exchangeable Notes due 2040
KIRKLAND, Wash.— December 15, 2010— Clearwire Corporation (NASDAQ: CLWR) — today announced the initial purchasers of the 8.25% exchangeable notes due 2040 (the “Exchangeable Notes”) issued by its operating subsidiary, Clearwire Communications LLC (“Clearwire Communications”), partially exercised their $100,000,000 over-allotment option by purchasing an additional $79,250,000 aggregate principal amount of the Exchangeable Notes. The offering of the additional Exchangeable Notes was completed today. Clearwire Communications previously issued $650,000,000 aggregate principal amount of Exchangeable Notes on December 8, 2010.
The Exchangeable Notes were issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Exchangeable Notes have not been registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Clearwire Corporation intends to use the net proceeds from the offerings for working capital and for general corporate purposes, including capital expenditures.
About Clearwire
Clearwire Corporation (NASDAQ: CLWR), through its operating subsidiaries, is a leading provider of wireless broadband services. Clearwire’s 4G mobile broadband network today serves 68 markets, including New York City, Los Angeles, Chicago, Dallas, Philadelphia,

Houston, Miami, Washington, D.C., Atlanta and Boston, and provides coverage in areas of the U.S. where approximately 103 million people live, and the company plans to continue to expand its 4G coverage. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides an unprecedented combination of speed and mobility to deliver next generation broadband access. The company markets its 4G service through its own brand called CLEAR® as well as through its wholesale relationships with Sprint, Comcast and Time Warner Cable. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. Clearwire is headquartered in Kirkland, Wash. Additional information is available at www.clearwire.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release, and other written and oral statements made by Clearwire from time to time, contain forward-looking statements which are based on management’s current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, management’s expectations regarding future financial and operating performance and financial condition; proposed transactions; network development and market launch plans; strategic plans and objectives; industry conditions; the strength of the balance sheet; and liquidity and financing needs. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to put undue reliance on such forward- looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire’s control, which could cause actual results to differ materially and adversely from such statements. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, risks related to the completion of pending offerings, increases in interest rates and operating costs, general volatility of the capital markets, our ability to access the capital markets, changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in the sections entitled “Risk Factors” in Clearwire’s Annual Report on Form 10-K filed on February 24, 2010 and its Quarterly Report on Form 10-Q filed November 4, 2010. Clearwire believes the forward-looking statements in this release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Clearwire is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.
Source: Clearwire Corporation
Clearwire Contacts
Investor Relations:
Paul Blalock, 425-636-5828
paul.blalock@clearwire.com

Media Relations:
Susan Johnston, 425-216-7913
susan.johnston@clearwire.com
JLM Partners for Clearwire
Mike DiGioia or Jeremy Pemble, 206-381-3600
mike@jlmpartners.com or jeremy@jlmpartners.com

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